Exhibit 4.4

SECOND SUPPLEMENTAL INDENTURE

SECOND SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of November 19, 2012, among Eagle Rock Crude Pipelines, LLC (the “Guaranteeing Subsidiary”), a subsidiary of Eagle Rock Energy Partners, L.P., a Delaware limited partnership (the “Partnership”), the Partnership, Eagle Rock Energy Finance Corp., a Delaware corporation (“Finance Corp.” and together with the Partnership, the “Issuers” and each individually an “Issuer”), the other Guarantors (as defined in the Indenture referred to herein) and U.S. Bank National Association, as trustee under the Indenture referred to below (the “Trustee”).

W I T N E S S E T H

WHEREAS, the Issuers have heretofore executed and delivered to the Trustee an indenture dated as of May 27, 2011, as supplemented by the First Supplemental Indenture dated June 28, 2011, among the Issuers, the Guarantors and the Trustee (as so supplemented, the “Indenture”), providing for the issuance of 8 3/8% Senior Notes due 2019 (the “Notes”);

WHEREAS, the Indenture provides that under certain circumstances the Guaranteeing Subsidiary shall execute and deliver to the Trustee a supplemental indenture pursuant to which the Guaranteeing Subsidiary shall unconditionally Guarantee all of the Issuers’ Obligations under the Notes and the Indenture on the terms and conditions set forth herein (the “Note Guarantee”); and

WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Guaranteeing Subsidiary and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

1.             CAPITALIZED TERMS.  Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

2.             AGREEMENT TO GUARANTEE.  The Guaranteeing Subsidiary hereby agrees to provide an unconditional Guarantee on the terms and subject to the conditions set forth in the Note Guarantee and in the Indenture including but not limited to Article 10 thereof.

4.             NO RECOURSE AGAINST OTHERS.  No director, officer, partner, employee, incorporator, manager or unitholder or other owner of Capital Stock of the Issuers or any Guarantor, as such, will have any liability for any obligations of the Issuers or the Guarantors under the Notes, the Indenture or the Note Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation.  Each Holder of Notes by accepting a Note waives and releases all such liability.  The waiver and release are part of the consideration for issuance of the Notes.

5.             NEW YORK LAW TO GOVERN.  THE LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS SUPPLEMENTAL INDENTURE.

6.             COUNTERPARTS.  The parties may sign any number of copies of this Supplemental Indenture.  Each signed copy shall be an original, but all of them together represent the same agreement.

7.             EFFECT OF HEADINGS.  The Section headings herein are for convenience only and shall not affect the construction hereof.

8.             THE TRUSTEE.  The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Guaranteeing Subsidiary and the Issuers.

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, all as of the date first above written.

EAGLE ROCK CRUDE PIPELINES, LLC

By:	/s/ Jeffrey P. Wood
	Name:	Jeffrey P. Wood
	Title:	Senior Vice President, Chief Financial Officer and Treasurer

EAGLE ROCK ENERGY PARTNERS, L.P.

By:	Eagle Rock Energy GP, L.P., its general partner

By:	Eagle Rock Energy G&P, LLC, its general partner

By:	/s/ Jeffrey P. Wood
	Name:	Jeffrey P. Wood
	Title:	Senior Vice President, Chief Financial Officer and Treasurer

EAGLE ROCK ENERGY FINANCE CORP.

By:	/s/ Jeffrey P. Wood
	Name:	Jeffrey P. Wood
	Title:	Senior Vice President, Chief Financial Officer and Treasurer

EAGLE ROCK ENERGY GP, L.P.

By:	Eagle Rock Energy G&P, LLC, its general partner

By:	/s/ Jeffrey P. Wood
	Name:	Jeffrey P. Wood
	Title:	Senior Vice President, Chief Financial Officer and Treasurer

EAGLE ROCK ENERGY G&P, LLC

By:	/s/ Jeffrey P. Wood
	Name:	Jeffrey P. Wood
	Title:	Senior Vice President, Chief Financial Officer and Treasurer

CMA PIPELINE PARTNERSHIP LLC

GALVESTON BAY GATHERING LLC

SUPERIOR GAS COMPRESSION, LLC

EROC PRODUCTION, LLC

EAGLE ROCK ENERGY ACQUISITION CO. II, INC.

EAGLE ROCK ENERGY ACQUISITION CO., INC.

EAGLE ROCK ENERGY G&P HOLDING, INC.

EAGLE ROCK MARKETING, LLC

EAGLE ROCK PIPELINE GP, LLC

EAGLE ROCK UPSTREAM DEVELOPMENT COMPANY, INC.

EAGLE ROCK UPSTREAM DEVELOPMENT COMPANY II, INC.

ESCAMBIA ASSET CO. LLC

ESCAMBIA OPERATING CO. LLC

HESCO GATHERING COMPANY, LLC

HESCO PIPELINE COMPANY, LLC

EAGLE ROCK MID-CONTINENT HOLDING, LLC

EAGLE ROCK MID-CONTINENT OPERATING, LLC

EAGLE ROCK MID-CONTINENT ASSET, LLC

EAGLE ROCK GAS SERVICES, LLC

By:	/s/ Jeffrey P. Wood
	Name:	Jeffrey P. Wood
	Title:	Senior Vice President, Chief Financial Officer and Treasurer

EROC GATHERING COMPANY, LP

EROC MIDSTREAM ENERGY, L.P.

EROC QUITMAN GATHERING CO., L.P.

EAGLE ROCK DESOTO PIPELINE, L.P.

EAGLE ROCK ENERGY SERVICES, L.P.

EAGLE ROCK FIELD SERVICES, L.P.

EAGLE ROCK GOM, L.P.

EAGLE ROCK GAS GATHERING & PROCESSING, LTD.

EAGLE ROCK MIDSTREAM, L.P.

EAGLE ROCK OPERATING, L.P.

EAGLE ROCK PIPELINE, L.P.

EAGLE ROCK UPSTREAM DEVELOPMENT II, L.P.

MIDSTREAM GAS SERVICES, L.P.

By:	Eagle Rock Pipeline GP, LLC, their general partner

By:	/s/ Jeffrey P. Wood
	Name:	Jeffrey P. Wood
	Title:	Senior Vice President, Chief Financial Officer and Treasurer

EAGLE ROCK ACQUISITION PARTNERSHIP II, L.P.

By:	Eagle Rock Upstream Development Company II, Inc., its general partner

By:	/s/ Jeffrey P. Wood
	Name:	Jeffrey P. Wood
	Title:	Senior Vice President, Chief Financial Officer and Treasurer

EAGLE ROCK ACQUISITION PARTNERSHIP, L.P.

By:	Eagle Rock Upstream Development Company, Inc., its general partner

By:	/s/ Jeffrey P. Wood
	Name:	Jeffrey P. Wood
	Title:	Senior Vice President, Chief Financial Officer and Treasurer

U.S. BANK NATIONAL ASSOCIATION, as trustee

By:	/s/ Mauri J. Cowen
Name: Mauri J. Cowen
Title: Vice President